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                                                                EXHIBIT 10(III)4

                      INTERNATIONAL TECHNOLOGY CORPORATION
                 RESTRICTED STOCK AND ESCROW AGREEMENT AMENDMENT

                            1991 STOCK INCENTIVE PLAN


         This RESTRICTED STOCK AND ESCROW AGREEMENT AMENDMENT (this "Amendment") is entered into as of October 23, 1998 by and between INTERNATIONAL TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), and ___________________ ("Employee").

                                    RECITALS

         WHEREAS, the Compensation Committee of the Board of Directors, which administers the Company's 1991 Stock Incentive Plan (the "Plan"), has granted to Employee on September 20, 1995, as a separate inducement in connection with his or her employment with the Company, and not in lieu of any salary or other compensation for his or her services, an award (the "Restricted Stock Award") to purchase restricted shares of Common Stock, $0.01 par value, of the Company (the "Common Stock") on the terms and conditions set forth in that certain Restricted Stock and Escrow Agreement dated September 20, 1995 by and between the undersigned and the Company (the "Escrow Agreement"); and

         WHEREAS, said restricted stock award was modified resulting from the one-for-four reverse stock split effective November 21, 1996 pursuant to which each four shares of restricted stock were exchanged for one share of restricted stock and the common stock price requirement set forth in paragraph 3(i) (B) was adjusted from $4.00 to $16.00 and the common stock price requirement of paragraph 3 (ii) (B) of the Escrow Agreement was adjusted from $5.00 to $20.00; and

WHEREAS, at the October 6, 1998 meeting of the Compensation Committee of the Board of Directors, a re-pricing of the above-mentioned common stock price requirements was approved.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree to amend paragraphs 3(i) (B) and 3(ii) (B) of the Escrow Agreement, each such subparagraph to read in its entirety as follows:

         3(i)(B) the closing price of the Company's Common Stock on the New York Stock Exchange shall have averaged $10.00 or more per share for any period of sixty consecutive calendar days following the effective date of this Agreement.

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         3(ii)(B) the closing price of the Company's Common Stock on the New
                  York Stock Exchange shall have averaged $14.00 or more per share for a period of sixty consecutive calendar days following the effective date of this Agreement.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative, and the Employee has hereunto set his or her hand on the day and year first above written.


INTERNATIONAL TECHNOLOGY                  OPTIONEE:
CORPORATION:

By:________________________               _____________________________
       Secretary                          Name (Signature)

                                          _____________________________
The undersigned spouse of the Employee    Street Address
hereby consents to the terms and
provisions of this amendment to the       _____________________________
Escrow Agreement as of the day and        City, State and Zip Code
year first above written.
                                          _____________________________
___________________________               Social Security Number
(Spouse)